For Immediate Release

For further information contact:

John Schoen CFO PCTEL, Inc. (773)-243-3000	Jack Seller Director, Marketing PCTEL, Inc. (773) 243-3016 jack.seller@pctel.com

PCTEL Posts $15.0 Million In First Quarter Revenue
Wireless Revenue Up 69 Percent Over Same Period In 2004

Chicago, IL – April 28, 2005 – PCTEL, Inc. (NASDAQ: PCTI), a global leader in simplifying mobility, today announced financial results for the first quarter ended March 31, 2005. The company reported revenues of $15.0 million for the period. This included $14.5 million of wireless product revenue and $0.5 million of licensing revenue. This compares to $10.7 million of revenue in the first quarter 2004, which included $8.6 million of wireless revenue and $2.1 million of licensing revenue. Wireless revenues increased 69 percent over the first quarter of 2004. The increase largely reflects the contribution of antenna product lines acquired by the company from Andrew Corporation during the fourth quarter of 2004. The company’s Antenna Products Group grew from $5.1 million to $10.3 million while the Mobility Solutions and RF Solutions Groups in the aggregate increased revenue from $3.5 to $4.2 million.

Net loss for the first quarter of 2005 was $(2.3) million, or $(0.12) per diluted share, compared to net loss of $(0.5) million, or $(0.02) per diluted share reported in the first quarter of 2004. The company’s acquisitions and changes in effective tax rates complicate direct year over year comparisons. The unfavorable difference has three principle components that net to $1.8 million. First, $1.1 million of the unfavorable change relates to the 2004 income tax provision and the change in the effective tax rates between the years. The company had a substantial tax loss carry back available to it in 2004, which has now been largely exhausted. Second, the first quarter 2005 includes costs related to the transition of the recently acquired antenna products from Andrew Corporation. Those costs totaled $1.1 million, of which $0.5 million were in cost of revenues and $0.6 million were in operating expenses. Finally, the costs associated with the effective tax rate and the transition were partially offset by a $0.4 million favorable difference that resulted from operations.

“We were delighted with the performance of all three product areas,” said Marty Singer, PCTEL’s Chairman and CEO. “Our investments in product lines and businesses that will benefit from the rapid growth of pervasive wireless broadband, appear to be paying off. Our new VoIP-enabled Roaming Client, our EV-DO and UMTS scanners, and our recently released multi-band antennas all benefited from the continued growth of wireless broadband,” added Singer. “We need to build on this momentum and strive for sustainable profitability as we turn our attention to cost efficiencies.”

Cash and short-term investments on March 31, 2005 were $84.0 million, compared to $84.1 million at December 31, 2004. As of March 31, 2005, the company has repurchased 2.0 million out of the 2.5 million shares authorized by the Board of Directors under its share buyback program. No shares were repurchased during the first quarter.

CONFERENCE CALL / WEBCAST
The company will hold a conference call at 7:00 AM CDT (8:00 AM EDT) tomorrow, Friday, April 29, 2005 with Marty Singer, chairman and chief executive officer, and John Schoen, chief financial officer. PCTEL will not be responding to inquiries regarding its financial results until the conference call. The session can be accessed by calling (800) 545-9583 (U.S. / Canada) or (913) 981-4911 (international).

To listen via the Internet, please visit, www.pctel.com, or http://www.shareholder.com/pctel/MediaList.cfm

REPLAY: A replay will be available for two weeks after the call on PCTEL’s web site at www.pctel.com or by calling (888) 203-1112 (U.S. / Canada) or (719) 457-0820 (international) access code: 1465268.

ABOUT PCTEL

PCTEL (NASDAQ:PCTI), founded in March 1994, is a global leader in simplifying mobility. PCTEL’s Mobility Solutions’ (http://mobilitysolutions.pctel.com) software tools provide secure, access independent, remote connectivity. PCTEL’s RF Solutions (http://rfsolutions.pctel.com) portfolio of OEM receivers, receiver based products and interference management solutions are used to measure, monitor and optimize cellular networks. PCTEL’s Antenna Products Group (http://antenna.pctel.com) designs, distributes, and supports innovative antenna solutions that facilitate and simplify wireless communications. PCTEL protects its leadership position with a portfolio of more than 130 analog and broadband communications, wireless and antenna patents, issued or pending. The company’s products are sold or licensed to wireless carriers, wireless ISPs, distributors, wireless test and measurement companies, system integrators, PC manufacturers and PC card and board manufacturers. PCTEL headquarters are located at 8725 West Higgins Road, Suite 400, Chicago, IL 60631. Telephone: 773-243-3000. For more information, please visit our web site at: http://www.pctel.com.

PCTEL Safe Harbor Statement
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding PCTEL’s expectations regarding the future growth of its wireless and licensing businesses are forward looking statements within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the ability to successfully grow the wireless products business, the ability to implement new technologies and obtain protection for the related intellectual property, and the risks inherent in potential acquisitions. These and other risks and uncertainties are detailed in PCTEL’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

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PCTEL, Inc.
Consolidated Condensed Statements of Operations
(unaudited, in thousands, except per share information)

	Three Months Ended
	March 31,
	2005	2004
REVENUES	$15,008	$10,690
COST OF REVENUES (includes non-cash compensation of $2 and $0, respectively)	7,570	3,769

GROSS PROFIT	7,438	6,921

OPERATING EXPENSES:
Research and development (includes non-cash compensation of $50 and $25, respectively)	2,470	2,056
Sales and marketing (includes non-cash compensation of $133 and $67, respectively)	3,115	3,001
General and administrative (includes non-cash compensation of $477 and $218, respectively)	4,167	3,393
Amortization of other intangible assets	883	711
Restructuring charges	—	(51)
Gain on sale of assets and related royalties	(500)	(500)

Total operating expenses	10,135	8,610

LOSS FROM OPERATIONS	(2,697)	(1,689)
OTHER INCOME, NET	541	239

LOSS BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	(2,156)	(1,450)
PROVISION (BENEFIT) FOR INCOME TAXES	161	(982)

NET LOSS	$(2,317)	$(468)

Basic loss per share	$(0.12)	$(0.02)
Shares used in computing basic loss per share	19,554	19,901
Diluted loss per share	$(0.12)	$(0.02)
Shares used in computing diluted loss per share	19,554	19,901

PCTEL, Inc.
Consolidated Condensed Balance Sheets
(unaudited, in thousands)

	March 31,	December 31,
	2005	2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$83,769	$83,887
Restricted cash	208	208
Accounts receivable, net	10,713	10,819
Inventories, net	8,842	8,554
Prepaid expenses and other assets	2,939	2,969

Total current assets	106,471	106,437
PROPERTY AND EQUIPMENT, net	10,293	9,746
GOODWILL	14,114	14,114
OTHER INTANGIBLE ASSETS, net	10,745	11,628
OTHER ASSETS	167	180

TOTAL ASSETS	$141,790	$142,105

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,247	$1,085
Accrued royalties	3	11
Income taxes payable	5,635	5,692
Deferred revenue	1,839	1,738
Accrued liabilities	9,744	10,140

Total current liabilities	19,468	18,666
LONG-TERM LIABILITIES	693	516

Total liabilities	20,161	19,182

STOCKHOLDERS’ EQUITY:
Common stock	21	21
Additional paid-in capital	164,613	160,180
Deferred compensation	(7,814)	(4,422)
Accumulated deficit	(35,256)	(32,939)
Accumulated other comprehensive income	65	83

Total stockholders’ equity	121,629	122,923

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$141,790	$142,105